SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                                     FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) March 31, 2004

                         DIALYSIS CORPORATION OF AMERICA
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

           Florida                     0-8527                 59-1757642
----------------------------        -----------           -------------------
(State or other jurisdiction        (Commission             (IRS Employer
      of incorporation)             File Number)          Identification No.)

      1344 Ashton Road, Hanover, Maryland                       21076
    ----------------------------------------                  ----------
    (Address of principal executive offices)                  (Zip Code)

      Registrant's telephone number, including area code (410) 694-0500

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Item 5.  Other Events and Required FD Disclosure

     A new lease was completed on March 31, 2004, for our new executive offices to be constructed in Linthicum, Maryland. Our growth over the last several years has increased our management and operational staff, and caused us to move our Maryland executive offices from Hanover to Linthicum, Maryland, where we will have approximately doubled our executive office space. We also have administrative and operations offices in Lemoyne, Pennsylvania. Our new Maryland space, approximately 4,600 square feet, should be ready in June, 2004. The lease is for five years. In addition to base rent, which escalates approximately 2% per annum, there are taxes and building expenses, including, among others, management fees and common area maintenance, paid on a pro rata percentage based on our rentable area compared to the entire building.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements of Businesses Acquired

         Not applicable

     (b) Pro Forma Financial Information

         Not applicable

     (c) Exhibits

         (10) Material Contracts

              (i) Agreement of Lease by and between Copt Concourse, LLC and the Company dated March 31, 2004

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DIALYSIS CORPORATION OF AMERICA

                                          /s/ Stephen W. Everett
                                       By---------------------------------
                                         STEPHEN W. EVERETT,
                                         Chief Executive Officer and
                                          President

Dated:  April 1, 2004

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                                    EXHIBIT INDEX

Exhibit No.    Exhibit Title
----------     -------------

  (10)         Material Contracts

               (i) Agreement of Lease by and between Compt Concourse, LLC and the Company dated March 31, 2004.